Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Statement No.	Purpose
S-3	333-270467	Shelf Registration Statement
S-8	333-74036	U.S. Bancorp 2001 Stock Incentive Plan
S-8	333-100671	U.S. Bancorp 401(k) Savings Plan
S-8	333-142194	Various benefit plans of U.S. Bancorp
S-8	333-166193	Various benefit plans of U.S. Bancorp
S-8	333-189506	Various benefit plans of U.S. Bancorp
S-8	333-195375	Various benefit plans of U.S. Bancorp
S-8	333-203620	Various benefit plans of U.S. Bancorp
S-8	333-227999	Various benefit plans of U.S. Bancorp
S-8	333-268116	Various benefit plans of U.S. Bancorp
S-8	333-278752	U.S. Bancorp 2024 Stock Incentive Plan
of our reports dated February 23, 2026, with respect to the consolidated financial statements of U.S. Bancorp and the effectiveness of internal control over financial reporting of U.S. Bancorp, included in the 2025 Annual Report to Shareholders of U.S. Bancorp, which is incorporated by reference in this Annual Report (Form 10-K) of U.S. Bancorp for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
February 23, 2026